                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              TORCH OFFSHORE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    5) Total fee paid:

    -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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

                                  [TORCH LOGO]

                              TORCH OFFSHORE, INC.
                          401 WHITNEY AVENUE, SUITE 400
                             GRETNA, LOUISIANA 70056

May 5, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 401 Whitney Avenue, Suite 400, Gretna, Louisiana on Thursday, May 20, 2004 at 10:00 a.m. For those of you who cannot be present at this Annual Meeting of the Stockholders, the Company urges that you participate by indicating your choices on the enclosed proxy and completing and returning it at your earliest convenience.

This booklet includes the Notice of the Annual Meeting and the proxy statement, which contains information about the Board of Directors and its committees. The matters on which action is expected to be taken during the meeting are also described.

It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided. This will save the Company the additional expenses associated with soliciting proxies and ensure that your shares are represented at the annual meeting.

On behalf of the Board of Directors, thank you for your continued support.

                                      Sincerely,

                                      Lyle G. Stockstill
                                      Chairman of the Board and
                                        Chief Executive Officer

                                  [TORCH LOGO]

                              TORCH OFFSHORE, INC.
                          401 WHITNEY AVENUE, SUITE 400
                             GRETNA, LOUISIANA 70056

                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 2004

To the Stockholders of
Torch Offshore, Inc.:

The Annual Meeting of Stockholders of Torch Offshore, Inc. (the "Company") will be held at 401 Whitney Avenue, Suite 400, Gretna, Louisiana on Thursday, May 20, 2004 at 10:00 a.m. for the purpose of considering and voting upon the following matters:

         1. To elect the directors of the Company to serve during the ensuing year.

         2. To approve the appointment of Ernst & Young LLP as independent public accountants of the Company for 2004.

         3. To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

These matters are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed April 12, 2004 as the record date for determining stockholders of the Company entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof. Only holders of record of common stock of the Company at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment.

You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                    By Order of the Board of Directors,

                                    Lyle G. Stockstill
                                    Chairman of the Board and
                                      Chief Executive Officer

Gretna, Louisiana
May 5, 2004

                              TORCH OFFSHORE, INC.
                          401 WHITNEY AVENUE, SUITE 400
                             GRETNA, LOUISIANA 70056

                             PROXY STATEMENT FOR THE
                     2004 ANNUAL MEETING OF STOCKHOLDERS OF
                              TORCH OFFSHORE, INC.
                           TO BE HELD ON MAY 20, 2004

                                  INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Torch Offshore, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $0.01 per share (the "Common Stock"), for use at the 2004 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date on which this Proxy Statement and the accompanying proxy will first be mailed to stockholders is May 5, 2004. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or by a number of regular employees of the Company, for which they will receive no additional compensation. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding Common Stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to the beneficial owners.

All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. AS TO ANY MATTER FOR WHICH NO CHOICE HAS BEEN SPECIFIED IN A DULY EXECUTED PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED HEREIN, FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY IN CONNECTION WITH ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Secretary at the Company's executive offices a written instrument revoking it, by delivering a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The executive offices of the Company are located at 401 Whitney Avenue, Suite 400, Gretna, Louisiana 70056. For a period of ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection for proper purposes by stockholders of record during ordinary business hours at the Company's executive offices.

                        RECORD DATE AND VOTING SECURITIES

As of the close of business on April 12, 2004, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding and entitled to vote 12,663,990 shares of Common Stock. Each share entitles the holder to one vote on each matter submitted to a vote of stockholders.

The requirement for a quorum at the Annual Meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. Proxies indicating stockholder abstentions and shares represented by "broker nonvotes" (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed as election inspectors for the Annual Meeting.

                            MATTERS TO BE CONSIDERED
                   AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors currently consists of six members, all of whom have been nominated by the Board of Directors to stand for re-election at the Annual Meeting. Each nominee has been pre-selected by stockholders except for Mr. Shopf who was appointed by the Board of Directors to fill a vacancy on October 15, 2003. Each director elected at the Annual Meeting will hold the office until the Annual Meeting of Stockholders in 2005 or until his or her successor is elected and qualified.

In accordance with the Company's Bylaws, the affirmative vote of a plurality of the votes cast by holders of Common Stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present is required for the election of the nominees as directors. Accordingly, although abstentions and broker nonvotes are considered shares present at the Annual Meeting for the purpose of determining a quorum, they will have no effect on the election of directors.

The Board of Directors is not aware of any reason why any nominee will be unable to stand for election as a director or serve if elected, but if any such nominee should become unavailable, the Board of Directors may nominate, and the persons named in the accompanying Proxy may vote for, a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

DIRECTOR NOMINEES

The following sets forth information concerning the nominees to become directors of the Company, including each nominee's age as of April 12, 2004, position with the Company, if any, and business experience during the past several years.

Lyle G. Stockstill, age 60, is one of our co-founders and has served as our Chairman of the Board and Chief Executive Officer since 1978. Mr. Stockstill has over 39 years of experience in all aspects of offshore pipelay and construction operations. Mr. Stockstill has previously held positions at Brown & Root, Inc. and Taylor Diving & Salvage Co., Inc. and has worked both domestically and internationally. Mr. Stockstill is the husband of Lana J. Hingle Stockstill.

Lana J. Hingle Stockstill, age 60, is one of our co-founders and has served as Senior Vice President - Administration, Secretary, and as a director since 1978. In March 2003, her title was changed to Chief Administrative Officer. Mrs. Stockstill has 31 years of experience handling our administrative duties and the administrative duties of other oil service companies. Mrs. Stockstill holds a Bachelor of Arts degree from Louisiana State University. Mrs. Stockstill is the wife of

Lyle G. Stockstill.

Curtis Lemons, age 76, has been a director since November 1998 and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Lemons retired in 1985 with 31 years of experience in the offshore oil and natural gas industry in the Gulf of Mexico and in international locations. From 1955 to 1985, Mr. Lemons was employed by Conoco Inc., an integrated energy company, in senior management positions, including Vice President of Production
- South China Sea, General Manager - North Sea, and Production Manager - Europe. From 1954 to 1955, Mr. Lemons was employed by The California Company (now Chevron-Texaco Corporation) as a drilling engineer. Mr. Lemons holds a Bachelor of Science degree in Petroleum Engineering from Texas A&M University.

Andrew L. Michel, age 61, has been a director since February 2002 and is a member of the Compensation Committee of the Board of Directors. Mr. Michel is also a director of the TSC Holdings Group of Companies, Inc. (TSC). TSC, through its subsidiaries, performs marine surveys and reef restoration work and provides management consulting and mergers and acquisition services. The Company also publishes two industry magazines. From 1996 to 2001, Mr. Michel served as Vice President of Deepwater Development for Global Industries, Ltd., a major offshore contracting firm. Prior to that, he was owner and principal consultant at ROV Technologies, Inc., a company founded in 1986 that was the first engineering consulting firm dedicated exclusively to remote operating vehicle (ROV) technology. From 1968 to 1986, he was employed by Taylor Diving & Salvage Co., Inc. As Vice President of the Technical Services Division he was responsible for, among other things, forming and managing one of the world's first ROV operations.

R. Jere Shopf, age 70, has been a director since October 2003 and is Chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors. Mr. Shopf retired in January 2004 as the Chairman, Senior Vice President and Chief Restructuring Officer of The Babcock & Wilcox Company, a wholly-owned subsidiary of McDermott International, Inc. Mr. Shopf currently serves as the Chairman of RPM Management Company, Chairman of Pinnacle Management Company and Chairman of Palomar Management Company. Mr. Shopf is also a director of C.F. Bean Companies, Conrad Industries, Inc., and Shamrock Holdings, Inc. Mr. Shopf has held various management positions and served as a director of over twenty-five companies during his career. Mr. Shopf holds a Masters of Business Administration degree from Harvard University and a Bachelor of Science degree in Mechanical Engineering from the Massachusetts Institute of Technology.

Ken Wallace, age 78, has been a director since May 2000 and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Wallace retired in 1983. From 1973 to 1983, Mr. Wallace was President and a director of Taylor Diving & Salvage Co., Inc. From 1964 to 1973, Mr. Wallace held numerous positions for Taylor Diving & Salvage Co., Inc., including Vice President of Research and Development, Senior Vice President of Operations and Executive Vice President. Mr. Wallace also spent 24 years in the United States Navy.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors has determined that the Company is a "Controlled Company," as defined in the rules of the NASDAQ Stock Market, Inc.(R)
("NASDAQ National Market"), since Lyle G. Stockstill and Lana J. Hingle Stockstill are the beneficial owners of more than 50% of the voting power of the Company. The Company therefore is exempt from certain independence requirements of the

NASDAQ National Market rules, including the requirements related to the nomination of directors. Of the six directors currently serving on the Board of Directors, the Board of Directors has determined that Messrs. Lemons, Michel, Shopf and Wallace are "independent directors" as defined in the NASDAQ National Market rules.

The Board of Directors has established an Audit Committee and a Compensation Committee as standing committees of the Board of Directors. The Board of Directors does not have a standing nominating committee or other committee performing a similar function. The members of the Audit Committee and the Compensation Committee of the Board of Directors indicated in the above summaries are not employees of the Company.

The Audit Committee of the Board of Directors (i) recommends the annual selection of independent public accountants to conduct audits of the Company's financial statements, (ii) approves the plan and scope of the annual audit of the financial statements and any additional services provided by the independent public accountants and the fees for the audit and any such additional services,
(iii) reviews the annual audited financial statements prior to publication and discusses the results of the audit with management and the independent public accountants, and (iv) discusses with management and the independent public accountants the design, quality and adequacy of the Company's internal controls. The Audit Committee charter, which is attached as Appendix A to this Proxy Statement, contains a detailed description of the Audit Committee's duties and responsibilities.

The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of the Company's executive officers, establishes and reviews general policies relating to the Company's compensation and benefits, and administers the Torch Offshore, Inc. 2001 Long-Term Incentive Plan (the "2001 Incentive Plan").

During 2003, the Board of Directors met five times. The Audit Committee met six times and the Compensation Committee met twice. During 2003, all directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board of which they were members.

The Board of Directors does not have a standing nominating committee or committee performing similar functions. The Board of Directors has determined that it is appropriate not to have a nominating committee because of the relatively small size of the Board of Directors, and the entire Board of Directors functions in the capacity of a nominating committee.

The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders. Because of the size of the Board of Directors and the historical small turnover of its members, the Board of Directors addresses the need to retain members and fill vacancies after discussion among current members and the Company's management. Accordingly, the Board of Directors has determined that it is appropriate not to have such a policy at this time. The Board of Directors, however, will consider director candidates recommended by stockholders. Any stockholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate pursuant to the procedures set forth below under "Advanced Notice Required for Stockholder Nominations and Proposals." The Board of Directors does not have any specific qualifications that have to be met by director candidates and does not have a formal process for identifying and evaluating director candidates.

Although the Company does not have a policy with respect to attendance by the Directors at the Annual Meeting of Stockholders, Directors are encouraged to attend. All members of the Board of Directors attended the 2003 Annual Meeting of Stockholders.

COMMUNICATION WITH THE BOARD OF DIRECTORS

The Board of Directors of the Company believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors or a particular Director may do so by sending a letter to the Secretary of the Company at 401 Whitney Avenue, Suite 400, Gretna, Louisiana 70056. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual Directors. The Secretary will make copies of all such letters and circulate them to the appropriate Director or Directors.

DIRECTOR COMPENSATION

Directors who are employees of the Company do not receive cash compensation for their services as directors. During 2002, our non-employee directors received an annual fee of $12,000, which was paid in monthly cash installments of $1,000. All non-employee directors were to be paid a fee of $1,000 for each Committee meeting attended in person; however, in February 2003, the Board of Directors approved the removal of the fee of $1,000 for each Committee meeting attended in person by the non-employee directors retroactive to January 1, 2002. In addition, the monthly installments were amended to $1,167 per month, or a total of $14,000 per annum for Board service, and $208 per month, or a total of $2,500 per annum for service on each committee, payable in a combination of cash or Common Stock at the discretion of the Board of Directors, beginning on January 1, 2003. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or Committees thereof and for other expenses incurred in their capacity as directors.

Each of our directors is eligible to participate in the Company's 2001 Incentive Plan. The terms of the 2001 Incentive Plan provide that each non-employee director will be awarded options to purchase 1,000 shares of Common Stock on the first business day of the month following each annual meeting at which they are elected. The options will become exercisable six months and one day from the date of the grant and will expire ten years from the date of the grant. All grants are subject to the general terms and conditions of the 2001 Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act during 2003 with the exception of a late Form 4 filing for Willie Bergeron on February 3, 2003, a late Form 4 filing for Lyle G. Stockstill on April 7, 2003, a late Form 4 filing for Lana J. Hingle Stockstill on April 7, 2003, a late Form 4 filing for Willie Bergeron on December 18, 2003, and late Form 4 filings for John

Reynolds, Curtis Lemons, Ken Wallace and Andrew L. Michel on January 29, 2004. Each late Form 4 filing was with respect to a single transaction.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth information regarding the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 2003 (together with the Chief Executive Officer, the "named executive officers").

                                                                                 Long-Term
                                           Annual Compensation                  Compensation
                                           -------------------                  ------------
                                                                                 Securities
                                                                   Restricted    Underlying  All Other
                                                                      Stock       Options     Compen-
 Name and Principal Position     Year      Salary        Bonus     Awards (1)     (shares)   sation (2)
 ---------------------------     ----      ------        -----     ----------     --------   ----------
Lyle G. Stockstill ............  2003     $266,538     $     --     $     --       72,000     $ 62,123
   Chairman of the Board and     2002      260,800           --           --       94,000      116,328
   Chief Executive Officer       2001      253,600           --           --           --       14,601

Willie Bergeron ...............  2003      160,344       22,585           --           --       14,729
   Chief Operating Officer       2002      142,712           --       37,580       22,000       11,000
                                 2001      116,539           --           --       15,625        6,992

Robert E. Fulton (3) ..........  2003      170,400           --           --           --       22,545
   Chief Financial Officer       2002       67,662           --      140,750           --       28,609
                                 2001           --           --           --           --           --

Lana J. Hingle Stockstill .....  2003      136,131           --           --       24,600       56,725
   Chief Administrative          2002      133,200           --           --       22,000      111,000
   Officer                       2001      129,500           --           --           --        7,770

Thomas P. Budde ...............  2003       81,827           --           --           --        3,475
   Senior Vice President -       2002           --           --           --           --           --
   Administration                2001           --           --           --           --           --

(1) Based on the closing price of the Common Stock on the date of the grant. On December 31, 2003, the aggregate number of restricted shares held by Mr. Bergeron and Mr. Fulton was zero and 25,000, respectively, and the aggregate value of such shares based upon the $5.27 market value on December 31, 2003, was zero and $131,750, respectively. By action of the Board of Directors on January 15, 2003, Mr. Bergeron's 2,860 shares of restricted stock were exchanged for cash of $20,020, of which $10,010 was paid in January 2003 and the remaining $10,010 was paid in January 2004. Mr. Fulton's 25,000 restricted shares vest one-third on July 30, 2005, one-third on July 30, 2006 and one-third on July 30, 2007. Dividends are paid on restricted stock at the same time and at the same rate as dividends paid to all stockholders.

(2) Amounts include: (a) 401(k) contributions as follows: Mr. Stockstill, $12,000 in 2003, $11,000 in 2002 and $10,470 in 2001; Mr. Bergeron, $12,000
     in 2003, $11,000 in 2002 and $6,992 in 2001; Mr. Fulton, $12,000 in 2003;
     Mrs. Stockstill, $12,000 in 2003, $11,000 in 2002 and $7,770 in 2001; and
     (b) health insurance premiums as follows: Mr. Stockstill, $5,398 in 2003, $5,328 in 2002 and $4,131 in 2001; Mr. Bergeron, $2,729 in 2003; Mr.
     Fulton, $5,545 in 2003 and $2,244 in 2002; Mr. Budde, $3,475 in 2003; and
     (c) signing bonuses as follows: Mr. Fulton, $5,000 in 2003 and $5,000 in 2002; and (d) relocation and living allowances as follows: Mr. Fulton, $21,365 in 2002; and (e) life insurance premiums as follows: Mr. Stockstill, $44,725 in 2003 and $100,000 in 2002; Mrs. Stockstill, $44,725
     in 2003 and $100,000 in 2002.

(3)  Mr. Fulton began his employment with the Company on July 30, 2002.

(4)  Mr. Budde began his employment with the Company on April 7, 2003.

Stock Options Granted in 2003. The following table sets forth certain information on grants of stock options during 2003 to the named executive officers of the Company.

                                               Individual Grants
                              --------------------------------------------------
                              Number of                                              Potential Realizable
                              Securities    Percentage                                 Value at Assumed
                              Underlying     of Total                               Annual Rates of Stock
                               Options        Options                               Price Appreciation for
                              Granted in    Granted to    Exercise                      Option Term (3)
                                 2003        Employees    Price per   Expiration    -----------------------
            Name               (shares)      in 2003      Share (2)      Date        5% ($)         10% ($)
            ----               --------      -------      ---------      ----        ------         -------
Lyle G. Stockstill........    72,000 (1)      57.3%         $5.10      4/1/2013      230,930        585,222
Willie Bergeron...........        --            --             --         --              --             --
Robert E. Fulton..........        --            --             --         --              --             --
Lana J. Hingle Stockstill.    24,600 (1)      19.6%         $5.10      4/1/2013       78,901        199,951
Thomas P. Budde...........        --            --             --         --              --             --

(1) These options were granted pursuant to the 2001 Incentive Plan on April 1, 2003 and become exercisable in increments of 20% on each of the first, second, third, fourth and fifth anniversaries of the date of grant.

(2) The exercise price of the options granted is equal to the average of the high and low price per share of Common Stock on the NASDAQ National Market on the date of the grant.

(3) The potential realizable value through the expiration date of options has been determined on the basis of the per share market price at the time the options were granted, compounded annually over 10 years, net of the exercise price. These values have been determined based upon assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. Zero percent appreciation in stock price will result in no gain.

Option Exercises and 2003 Year-End Option Values. The following table sets forth certain information with respect to unexercised options to purchase Common Stock granted to the named executive officers held by them at December 31, 2003. None of the named executive officers exercised options in 2003.

                                  Number of Securities Underlying
                                    Unexercised Options Held at
                                         December 31, 2003
                                         -----------------
                                  Exercisable         Unexercisable
                                  -----------         -------------
Lyle G. Stockstill.........         18,800              147,200
Willie Bergeron............         10,650               26,975
Robert E. Fulton...........             --                   --
Lana J. Hingle Stockstill..          4,400               42,200
Thomas P. Budde............             --                   --

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with Messrs. Bergeron and Fulton. Mr. Bergeron's employment agreement:

- expires on December 31, 2006, and can be renewed for successive one-month terms unless terminated by either party with thirty days written notice;

- provides a severance benefit equal to twelve months salary (unless terminated for cause), during which period he has agreed not to compete with the Company; and

-    entitles him to participate in various employee benefit plans.

Mr. Fulton's employment agreement:

- expires on July 30, 2004, and will automatically be renewed for successive one-year terms unless terminated at least thirty days prior to the end of the then current term;

- provides a severance benefit equal to twelve months salary (unless terminated for cause), during which period he has agreed not to compete with the Company; and

-    entitles him to participate in various employee benefit plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of Common Stock beneficially owned directly or indirectly as of April 12, 2004 by (i) each person who is known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's director nominees and named executive officers and (iii) all executive officers and director nominees as a group.

                                                    Number of       Percent of
         Name of Beneficial Owner (1)                 Shares           Stock
         ----------------------------                 ------           -----
Torch, Inc. ...................................     7,505,000          59.3%
Dimensional Fund Advisors Inc. (2) (3) ........       897,700           7.1
The Lyle G. Stockstill Trust No. 1 (4) ........     1,876,250          14.8
The Lana Hingle Stockstill Trust No. 1 (5) ....     1,876,250          14.8
Donald J. Webre (6) ...........................     1,876,250          14.8
Geraldine Cook (6) ............................     1,876,250          14.8
Lyle G. Stockstill (7) ........................     7,557,000          59.7
Lana J. Hingle Stockstill (8) .................     7,518,720          59.4
Robert E. Fulton (9) ..........................        25,000             *
Willie Bergeron (10) ..........................        20,630             *
Thomas P. Budde ...............................            --             *
Patrice Chemin ................................            --             *
Curtis Lemons (11) ............................         5,500             *
Andrew L. Michel (12) .........................         2,000             *
R. Jere Shopf .................................            --             *
Ken Wallace (11) ..............................         4,500             *
All Executive Officers and Directors as a group
  (10 persons) ................................     7,628,350          60.2

     *    less than one percent

     (1) Unless otherwise indicated, the address of each person is c/o Torch Offshore, Inc., 401 Whitney Avenue, Suite 400, Gretna, Louisiana 70056-2596.

     (2) The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

     (3) Based on a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 6, 2004.

     (4) Represents shares owned by Torch, Inc. The Lyle G. Stockstill Trust No. 1, which owns 25% of the outstanding capital stock of Torch, Inc., disclaims beneficial ownership of the shares shown in the table.

     (5) Represents shares owned by Torch, Inc. The Lana Hingle Stockstill Trust No. 1, which owns 25% of the outstanding capital stock of Torch, Inc., disclaims beneficial ownership of the shares shown in the table.

     (6) Donald J. Webre and Geraldine Cook are the members of the trustee investment committee of The Lyle G. Stockstill Trust No. 1. Each of Donald J. Webre and Geraldine Cook disclaims beneficial ownership of the shares shown in the table.

     (7) Represents 7,505,000 shares owned by Torch, Inc. Mr. Stockstill serves as Chief Executive Officer and Chairman of the Board of Directors of Torch, Inc., which is currently comprised of two members. Mrs. Stockstill serves as Secretary, Treasurer and a Director of Torch, Inc. Also includes 52,000 shares that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of April 12, 2004.

     (8) Represents 7,505,000 shares owned by Torch, Inc. Mrs. Stockstill serves as Secretary, Treasurer and a member of the Board of Directors of Torch, Inc., which is currently comprised of two members. Mr. Stockstill serves as Chief Executive Officer and Chairman of the Board of Directors of Torch, Inc. Also includes 13,720 shares that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of April 12, 2004.

     (9) Includes 25,000 shares issued pursuant to restricted stock awards that become exercisable in increments of 33% on each of the first, second and third anniversaries of the grant date beginning on July 30, 2005.

     (10) Includes 18,175 shares that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of April 12, 2004.

     (11) Includes 4,500 shares that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of April 12, 2004.

     (12) Includes 2,000 shares that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of April 12, 2004.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee was established in June 2001. The Compensation Committee has the authority to, among other things, review and recommend to the Board of Directors the compensation and benefits of the executive officers of the Company. In addition, the Compensation Committee has the responsibility of establishing and reviewing general policies relating to the Company's compensation and benefits and administers the 2001 Incentive Plan.

The Compensation Committee has structured its executive compensation policies to:

          - Offer performance-based compensation that takes into account the Company's financial performance on both a short-term and long-term basis;

          - Provide a total compensation program that considers the compensation policies of comparable companies with whom the Company competes so as to attract and retain qualified executives; and

          - Align executive compensation to the financial interests of the Company's stockholders by providing equity-based incentives.

The three major components to the compensation of the Company's executives are
(i) base salary, (ii) annual incentive compensation in the form of a cash bonus, and (iii) long-term equity-based compensation. Factors taken into account in determining these compensation levels include the executive's responsibilities, experience, leadership, potential future contributions and individual performance. Long-term equity-based compensation is provided in the form of stock options, or restricted stock, both of which are tied directly to stockholder return. Stock options and restricted stock align the interests of the Company's executives with those of its stockholders by encouraging executives to enhance the value of the Company.

The Compensation Committee establishes the base salary levels of the CEO and other executive officers after review of salaries of other comparable companies in the oilfield service industry. By reviewing the salaries of such other companies from time to time, the Compensation Committee intends to ensure that the Company's base salaries are generally competitive and within the range of base salaries paid by other companies. The base salaries also take into account the executives' experiences and levels of responsibility.

These base salaries are reviewed and updated annually, with adjustments made based on current salary data, increases in the cost of living, job performance, changes in responsibilities and duties of the executive, if any, and general market salary levels. No weight or emphasis is placed on any one of these factors.

Long-term equity-based compensation is provided through the 2001 Incentive Plan, which was adopted effective April 27, 2001. The objectives of the 2001 Incentive Plan are to retain and attract persons of appropriate training, experience and ability to serve as employees, consultants and directors of the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. The 2001 Incentive Plan provides long-term equity-based compensation, with certain terms, conditions and limitations determined by the Compensation Committee, via awards to employees in the form of (i) incentive stock options,
(ii) nonqualified stock options, (iii) performance stock awards, (iv) stock awards (including restricted stock), (v) phantom stock, (vi) stock appreciation rights and (vii) cash awards. All awards are subject to conditions established by the Compensation Committee which may include continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other specified valuations.

The Company may periodically grant options or other long-term equity-based incentives to provide continuing incentive for future performance. In 2003, the Company granted options to purchase an aggregate of 111,600 shares of Common Stock to executive officers of the Company. In making the decision to grant options or other long-term equity-based incentives, the Compensation Committee would expect to consider factors such as the size of previous grants and the number of options held. In addition, the Compensation Committee may consider factors including the executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company, and the value of the executive's service to the Company.

CEO Compensation - The CEO's compensation level is established by the Compensation Committee in the same manner as for other executive officers described above. During 2003, Lyle G. Stockstill was granted a base salary of $266,538. Mr. Stockstill does not have an employment contract with the Company. Mr. Stockstill was granted 72,000 stock options to purchase shares of Common Stock of the Company during 2003. In addition, Mr. Stockstill owns a 59.7% ownership in the Company mostly through his ownership of Torch, Inc.

                                  The Compensation Committee

                                  Curtis Lemons
                                  Andrew L. Michel
                                  R. Jere Shopf
                                  Ken Wallace

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There were no Compensation Committee interlocks during fiscal 2003.

TRANSACTIONS WITH MANAGEMENT AND CERTAIN DIRECTORS

Set forth below is a description of certain transactions entered into between the Company and certain of its officers, directors and stockholders.

The Company entered into a registration rights agreement with Riverside Investments LLC and Friends of Lime Rock LP (collectively, "Lime Rock"). This agreement gave Lime Rock the right, on three occasions, to demand that the Company register all or any portion of its shares of Common Stock for sale under the Securities Act of 1933, as amended. The registration rights agreement also provided Lime Rock with the right, if the Company proposed to register any shares of Common Stock under the Securities Act, to include their shares of Common Stock in the registration, subject to certain limitations.

The agreement provided for customary registration procedures. The Company paid all registration-related expenses, other than underwriters' discounts and commissions. The registration rights agreement contained customary indemnification and contribution provisions by the Company for the benefit of any selling stockholders and any underwriters.

On September 22, 2003, the Company filed a Form S-3 Registration Statement to register the 828,333 shares of Lime Rock for sale under the Securities Act of 1933 based upon their demand. No additional shares of Common Stock were included in the registration. All expenses associated with the registration statement were paid for by the Company. The effective date of the transaction was October 3, 2003.

In addition, on September 24, 2003, the Company filed a Form 8-K, reporting under Item 5, announcing the immediate resignation of John Reynolds from the Company's Board of Directors. Mr. Reynolds serves as a managing member of Lime Rock.

The Company purchases catering services for the galleys of some of its vessels from A R T Catering, Inc., a company that is 11.67% owned by Mrs. Stockstill with the remaining 88.33% owned by other family members. Purchases for 2003 totaled $1,695,000. The Company also purchases fuel from Empire Fuel & Oil, a company that is 33% owned by Mrs. Stockstill with the remaining 67% owned by other family members. Purchases for 2003 totaled $457,000.

In December 2002, the Company entered into a five-year lease agreement for a rental property for customer entertainment purposes from an investment holding company wholly-owned by Mr. Stockstill. The annual lease obligation approximates $51,000.

During 2002, the Company purchased a leisure fishing vessel for customer entertainment purposes from an investment holding company wholly-owned by Mr. Stockstill. The total cost of the vessel was approximately $0.1 million, of which $41,000 was paid by the Company in cash during 2002, plus the Company-assumed debt of $60,000. The debt will be paid by the Company in monthly installments over a five-year period.

REPORT OF THE AUDIT COMMITTEE

The audit committee is comprised of three members of the Board of Directors, Messrs. Lemons, Shopf and Wallace. Each of the members is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Mr. Shopf has been designated the "audit committee financial expert" as prescribed by the SEC. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors.

The Audit Committee reviews and assesses the adequacy of its charter on an annual basis and has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002, the rules, proposed and adopted, of the SEC and the new listing standards of the NASDAQ National Market regarding audit committee procedures and responsibilities. Although the Audit Committee's existing procedures and responsibilities generally complied with the requirements of these rules and standards, the Board of Directors has adopted amendments to the Audit Committee's charter to implement these rules and to make explicit its adherence to others. A copy of the Audit Committee's amended and restated charter is attached to this Proxy Statement as Appendix A.

In accordance with the Audit Committee Charter, the Audit Committee assists the Board of Directors in its general oversight of the quality and integrity of the Company's financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the Company's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements of the Company in accordance with generally accepted auditing standards in the United States.

Among other matters, the Audit Committee monitors the activities and performance of the Company's external auditors, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent public accountants may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent public accountants. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting, and internal controls. Management and independent public accountants' presentations to, and discussions with, the Audit Committee cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent public accountants. In addition, the Audit Committee generally oversees the Company's internal compliance programs.

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2003 with management and has discussed with Ernst & Young LLP, the independent public accountants for the Company, the matters required to be discussed by Statement of Auditing Standards No. 61, "Communications with Audit Committees," as amended, with respect to those audited financial statements. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended, and has reviewed, evaluated and discussed with Ernst & Young LLP its independence in connection with its audit of the Company's most recent financial statements.

Based on its review of the audited financial statements and discussions with management and the independent public accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

                                    The Audit Committee

                                    R. Jere Shopf (Chairman)
                                    Curtis Lemons
                                    Ken Wallace

PERFORMANCE GRAPH

The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return on the NASDAQ National Market as measured by the Nasdaq Composite Index (NASDAQ); the Philadelphia Oil Service Sector Index (OSX), a price-weighted index of leading oil service companies; and our Peer Group Index over the period from June 7, 2001, the date of the Company's initial public offering, to December 31, 2003. Our Peer Group Index consists of Global Industries, Ltd., Horizon Offshore, Inc. and Stolt Offshore, Inc. The graph assumes that $100 was invested on June 7, 2001 in the Common Stock and each index at the initial point of each graph and the reinvestment of all dividends, if any. The Peer Group Index is weighted at the beginning of each period based upon the market capitalization of each individual company within the group. The reported closing prices for the dates specified are utilized for determining the cumulative total returns. The returns shown assume the reinvestment of dividends.

                              [PERFORMANCE GRAPH]

                                                       6/7/01      12/31/01     12/31/02     12/31/03
                                                       ------      --------     --------     --------
Torch Offshore, Inc...............................    $100.00       $37.50       $34.06       $32.94
NASDAQ............................................    $100.00       $86.16       $58.99       $88.49
OSX...............................................    $100.00       $72.92       $72.55       $78.62
Peer Group Index..................................    $100.00       $59.07       $21.77       $29.47

PROPOSAL TWO: APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed and recommends the approval of the appointment of Ernst & Young LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 2004. This firm has acted as independent public accountants for the Company since June 2002.

The Company is advised that no member of Ernst & Young LLP has any direct or material indirect financial interest in the Company or has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee since June 2002.

During 2003, the Company incurred the following aggregate fees and costs for:
(i) professional services rendered by our principal independent accountants for the audit of our financial statements for the fiscal years ended December 31, 2003 and 2002 and the reviews of the financial statements included in our Form 10-Q reports for the fiscal years ended December 31, 2003 and 2002, (ii) professional services rendered in connection with assurance and related services not included in (i) above, (iii) professional services rendered for tax compliance, tax advice, and tax planning, and (iv) other professional services rendered by our principal independent accountants and billed during the fiscal years ended December 31, 2003 and 2002:

                                                                    Years Ended December 31,
                                                                    ------------------------
                                                                      2003            2002
                                                                      ----            ----
Audit Fees(1)...........................................            $180,000        $115,000
Audit-Related Fees (2)..................................              15,000          15,000
Tax Fees(3).............................................              28,600          65,800
All Other Fees..........................................                  --              --
                                                                    --------        --------
TOTAL...................................................            $223,600        $195,800
                                                                    ========        ========

(1) The 2003 Audit Fees includes $10,000 for professional services rendered by Ernst & Young LLP in connection with the issuance of their consent with our Form S-3 filing. The 2002 Audit Fees include $10,000 paid to Arthur Andersen LLP for their review of our quarterly financial statements for the three-month period ended March 31, 2002, prior to being replaced with Ernst & Young LLP.

(2) The 2003 and 2002 Audit-Related Fees relate to the audit of our 401(k) plan by Ernst and Young LLP for the year ended December 31, 2002 and December 31, 2001, respectively.

(3) The Tax Fees represent primarily tax compliance and tax consulting. The 2002 Tax Fees include $16,900 paid to Arthur Andersen LLP prior to being replaced with Ernst & Young LLP.

The Audit Committee reviewed the non-audit services provided to the Company and determined that they did not impair the independence of Ernst & Young LLP.

Representatives of Ernst & Young LLP will attend the Annual Meeting and will be available to respond to questions that may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. In accordance with the Company's Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the proposal. Accordingly, abstentions and broker nonvotes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

                                 OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. This discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

                             ADDITIONAL INFORMATION

AUDITOR SERVICES

On June 28, 2002, the Company dismissed Arthur Andersen LLP and appointed Ernst & Young LLP to serve as the Company's independent auditors for fiscal year 2002, based upon the recommendation of the Company's Audit Committee. The appointment of Ernst & Young LLP was effective immediately and commenced with a review of the Company's consolidated financial statements for the three months ended June 30, 2002.

The appointment of Ernst & Young LLP was made after careful consideration by the Board of Directors, the Audit Committee and management of the Company. The decision to change auditors was not the result of any disagreement between the Company and Arthur Andersen LLP on any matter of accounting principles and practices, financial statement disclosures or auditing scope or procedure, but, rather, was attributable to the current circumstances surrounding Arthur Andersen LLP and its inability to service the Company.

The audit reports of Arthur Andersen LLP on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Additionally, during the interim period from January 1, 2002, through June 28, 2002, there were (1) no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such periods and (2) there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

During the interim period from January 1, 2002, through June 28, 2002, the Company did not consult with Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SUBMISSION DEADLINE FOR STOCKHOLDER PROPOSALS TO BE INCLUDED IN PROXY MATERIALS FOR 2005 MEETING

In order to be included in the Company's proxy material for its Annual Meeting of Stockholders in 2005, eligible proposals of stockholders intended to be presented at the annual meeting must be received by the Company on or before December 15, 2004 (directed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement).

ADVANCE NOTICE REQUIRED FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an Annual Meeting of Stockholders. Notice will be considered timely for the Annual Meeting to be held in 2005 if it is received by February 15, 2005. In the case of director nominations by stockholders, the Bylaws require that written notice be delivered to the Company's Secretary at the Company's executive offices not later than the 90th day prior to the first anniversary of the preceding year's annual meeting and set forth for each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of common stock of the Company beneficially owned by such person, (d) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as of a director if elected and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors of the Company, or that is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934. The stockholder giving the notice must also include the name and address, as they appear on the Company's books, of such stockholder and the number of shares of each class of voting stock of the Company that are then beneficially owned by such stockholder. The Company is not required to include any stockholder proposed nominee in the proxy statement.

In the case of other proposals by stockholders at an annual meeting, the Bylaws require that written notice be delivered to the Company's Secretary at the Company's executive offices not later than the 90th day prior to the first anniversary of the preceding year's annual meeting and set forth (a) a description of each proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company's stock that are beneficially owned by the stockholder on the date of such notice,
(d) any financial interest of the stockholder in such proposal and (e) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting. A copy of the Bylaws of the Company setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from the Company's Corporate Secretary at the address indicated on the first page of this Proxy Statement.

In order for director nominations and stockholders proposals to have been properly submitted for presentation at this annual meeting, notice must have been received by the Company's Secretary on or before February 15, 2004. The Company received no such notice and no stockholder director nominations or proposals will be presented at the Annual Meeting.

ANNUAL REPORT

The Annual Report to Stockholders, which includes financials statements of the Company for the year ended December 31, 2003, has been mailed to all stockholders. The Annual Report is not part of the proxy solicitation material.

                                       By Order of the Board of Directors

                                       Lyle G. Stockstill
                                       Chairman of the Board and
                                         Chief Executive Officer

Gretna, Louisiana
May 5, 2004

                                                                      APPENDIX A

                              TORCH OFFSHORE, INC.
                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee of the Board of Directors (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to: (i) be responsible for the appointment, oversight, and compensation of the firm hired to audit the Company's financial statements and internal controls ("external auditors") and preapprove and review all audit and non-audit services, including tax services, provided by the external auditor to the Company, consistent with all applicable laws; (ii) to monitor the quality and integrity of the accounting, auditing and financial reporting practices of the Company; (iii) provide an avenue of communication between management and the external auditors; (iv) to monitor the independence and performance of the external auditors; and (v) to establish procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

MEMBERSHIP AND MEETINGS

The Committee shall consist of not less than three directors, each of whom shall serve at the discretion of the Board. Each member of the Committee shall be independent, non-executive directors free from any relationship that would interfere with the exercise of his or her independence. The Committee members shall meet the independence and experience requirements of the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market (as may be modified or supplemented) or the principal exchange on which the Company's common stock is then quoted or listed (the "Principal Exchange"). Each member is prohibited from accepting any fees from the Company other than for services as a member of the Board or a committee of the Board. In addition, (i) each member shall be (or shall become within a reasonable time after appointment) able to read and understand fundamental financial statements, and (ii) at least one member shall have accounting or related financial management expertise and qualify as a "financial expert" in accordance with the requirements of the SEC and the Nasdaq National Market (as may be modified or supplemented).

The Committee shall meet at least four times annually, with special meetings called as circumstances dictate, and shall meet periodically with management and the external auditors in order to maintain direct lines of communication and to ensure there is an open avenue of communication between the external auditor, the Committee and management. The Committee may hold executive sessions with these individuals to discuss any matters that they or the Committee believe should be discussed privately. The Committee has the authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities, and is empowered to retain, at the Company's expense, independent counsel and other professionals to assist in the conduct of any such investigation.

ACCOUNTABILITY OF EXTERNAL AUDITORS

The external auditors are ultimately accountable to the Committee. The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors.

DUTIES AND RESPONSIBILITIES

The Committee shall:

1. Annually select the external auditors, with such selection to be submitted to the stockholders for ratification.

2. Preapprove all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the external auditors, and establish the fees and other compensation to be paid to the external auditors.

3. Review and approve the plan and scope of the annual audit of the Company's financial statements and any other services provided by the external auditors, as well as the fees related to the audit and such other services.

4. Discuss with management and the external auditors the design, quality and adequacy of the Company's internal controls.

5. Review and discuss with management and the external auditors the Company's audited annual financial statements prior to filing with the SEC, and determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

6. Review and discuss with management and the external auditors the Company's quarterly financial statements prior to filing with the SEC and any other SEC filing deemed by the Committee to be appropriate

7. Inquire of the independent auditors whether they are aware of any possible illegal acts that should be reported to management and/or the Committee/Board pursuant to Section 10A of the Securities and Exchange Act.

8. Whenever requested, or as considered useful or appropriate meet with the external auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

9. Discuss with the external auditors the matters required to be discussed by the Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees) and any matters brought to the Committee's attention as a result of the application of the Statement of Auditing Standards No. 100 (Interim Financial Information).

10. Ensure that the external auditors submit to the Committee on a periodic basis a formal written statement delineating all relationships between the external auditors and the Company, actively engage in a dialogue with the external auditors with respect to any such disclosed relationships or services that may impact the objectivity and independence of the external auditors, and take appropriate action in response to the written statement to satisfy itself of the independence of the external auditors.

11. Prepare a report to stockholders as required by the SEC to be included in the Company's annual proxy statement.

12.      Review and approve all related party transactions.

13. Provide reports of Committee activities to the Board, and perform such other functions, as requested by the Board or required by law or the rules of the Principal Exchange.

ANNUAL REVIEW OF CHARTER

At least annually, the Committee shall review and reassess the adequacy of this Charter. The Committee shall report the results of the review to the Board and, if necessary, recommend that the Board amend this Charter.

OVERSIGHT/RELIANCE

While the Committee has the responsibilities and powers set forth in this Charter, the Committee recognizes that the Company's management is responsible for preparing the Company's financial statements and the external auditors are responsible for auditing those financial statements. Therefore, the Committee's responsibility is in the nature of oversight. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally acceptable accounting principles. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company's financial statements or the work of the external auditors. Absent actual knowledge to the contrary (which shall be promptly reported to the Board), each member of the Committee shall be entitled to assume and rely upon (i) the integrity of those persons and organizations within and outside the Company from which it receives information, and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations.

                              TORCH OFFSHORE, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  MAY 20, 2004

The undersigned hereby appoints Thomas P. Budde and Bradley T. Lowe, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Torch Offshore, Inc. (the "Company") to be held on Thursday, May 20, 2004, at the Torch Offshore, Inc. corporate headquarters, 401 Whitney Avenue, Suite 400, Gretna, Louisiana, at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. ELECTION OF DIRECTORS, NOMINEES: LYLE G. STOCKSTILL, LANA J. HINGLE STOCKSTILL, CURTIS LEMONS, ANDREW L. MICHEL, R. JERE SHOPF AND KEN WALLACE

      [ ]  FOR ALL NOMINEES   [ ]  WITHHOLD AUTHORITY FOR ALL NOMINEES
      [ ]  FOR ALL EXCEPT (See instructions below)

      INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the nominee name(s) below:
      _________________________________________________________________

2. APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. With discretionary authority as to such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED AND FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Stockholder:____________________________         Date:_____________

Signature of Stockholder:____________________________         Date:_____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.